Exhibit 3.5

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1	Entity #:
Carson City, Nevada 89701-4299	C19658-2004
(775) 684-5708	Document Number:
Website: secretaryofstate.biz	20050330802-13

Date Filed:
Certificate to Accompany	8/19/2005 8:52:17 AM
Restated Articles	In the office of
(PURSUANT TO NRS)

Dean Heller
Secretary of State

Important: Read attached instructions before completing form.	Above space is for office use only.

This Form is to Accompany Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 88,355 or 88A.250)

(This form is also to be used to accompany Restated Articles for Limited-Liability Companies,

Certificates of Limited Partnership, Limited-Liability Partnership and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

Metaphor Corporation

2. The articles are being    ☐ Restated or    ☒ Amended and Restated (check only one). Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly.

3. Indicate what changes have been made by checking the appropriate box.*

☐	No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on [_____________]. The certificate correctly sets forth the text of the articles as amended to the date of the certificate.

☒	The entity name has been amended.

☐	The resident agent has been changed. (attach Certificate of Acceptance from new resident agent)

☐	The purpose of the entity has been amended.

☐	The authorized shares have been amended.

☐	The directors, managers or general partners have been amended.

☐	IRS tax language has been added.

☐	Articles have been added.

☐	Articles have been deleted.

☐	Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

*	This form is to accompany Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles or certificates.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

DEAN HELLER

Secretary of State

204 North Carson Street, Suite 1

Carson City, Nevada 89701-4299

(778) 684-5709

Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.380)

Important: Read attached instructions before completing form.	Above space is for office use only.

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporation

(Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

Metaphor Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article One: The name of the corporation shall be China Media Networks International, Inc.

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective date of filing (optional): 8/18/05

(must not be later than 90 days after the certificate of filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures:

/s/ Mark Baum
Signature	Signature

*	If more than two signatures, attach an 8 1/2 x 11 plain sheet with the additional signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

WRITTEN CONSENT

OF THE HOLDERS OF THE VOTING SECURITIES OF

METAPHOR CORPORATION

A Nevada Corporation

The undersigned, being the holders of voting rights with respect to a majority of the voting securities of Metaphor Corporation, a Nevada corporation (the “Corporation”), hereby adopt the following recitals and resolutions by their written consent thereto, effective as of May 27, 2005, hereby waiving all notice of and the holding of a meeting of the stockholders to act upon such resolutions.

APPROVAL OF NAME CHANGE

WHEREAS, the board of directors of the Corporation deems it advisable and in the best interests of the Corporation to change the name of the Corporation to China Media Networks International, Inc.

WHEREAS, the proposed name change has been presented to the holders of a majority of the outstanding shares of common stock for the purpose of effecting the name change.

RESOLVED, that the holders of a majority of the outstanding shares of the common stock hereby approve of the name change and authorizes the appropriate officers of the Corporation to execute and take such further actions as may be necessary to effect the name change.

RESOLVED FURTHER, the appropriate officers of the Corporation are authorized to file with the Securities and Exchange Commission (the “SEC”) a written information statement (the “Information Statement”) and to thereafter transmit the Information Statement to all stockholders of the Corporation in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the regulations promulgated thereunder.

RESOLVED FURTHER, all actions authorized by this Written Consent may not be taken until 20 days after the Information Statement is transmitted to the stockholders (the “Effective Date”).

RESOLVED FURTHER, that the appropriate officers of the Corporation are hereby authorized and directed to execute, deliver and/or file such certificates, instruments and documents, to pay such fees and expenses, and to do and perform such other and further acts and things deemed necessary, proper or advisable to effect the amendment filing and to carry out the intent and accomplish the purposes of the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of May 27, 2005.

SHAREHOLDERS:

/s/ Mark Baum
Mark L. Baum (voting 465,241 shares)

RESOLUTION

ADOPTED BY UNANIMOUS WRITTEN CONSENT

OF THE BOARD OF DIRECTORS OF

METAPHOR CORPORATION

A Nevada Corporation

The undersigned, being all of the Directors of Metaphor Corporation (the “Company”), hereby consent to take the following actions and adopt and approve the following proposals and resolutions effective as of August 18, 2005, or as soon thereafter as practicable:

WHEREAS, the majority of our shareholders (the “Shareholders”) of the Company have by Resolution dated May 27, 2005 approved a name change from Metaphor Corporation (the “Old Name”) to China Media Networks International, Inc. (the “New Name”);

WHEREAS, the Company has sent to all of its shareholders a copy of the definitive proxy on file with the US SEC that provides a notification that a majority of the shareholders had in fact voted (by majority consent) and that the Board had subsequently approved the amendment to the Company articles of incorporation to the change the name of the Company;

THEREFORE BE IT RESOLVED, that the Board is authorized to notify the Secretary of State of Nevada that Article one of the articles of incorporation shall read that the name of the corporation shall be: China Media Networks International, Inc.

RESOLVED FURTHER, that the officers of this Company are hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

CERTIFICATE

I hereby certify that the foregoing is a true and correct copy of a Resolution duly passed at a meeting of the Directors of Metaphor Corporation held on August 18, 2005 and that the said Resolution is now in full force and effect.

/s/ Mark Baum	Aug. 18, 2005
Mark L. Baum, Director	Dated